CONSENT OF INDEPENDENT ACCOUNTANTS
Exhibit 23.1



We consent to the incorporation by reference in the registration statements of AVX Corporation on Form S-8 (File Nos. 33-97628, 33-98114, 33-98094,
333-00890, 333-02808, and 333-37201) of our report dated May 14, 1999, on our audits of the consolidated financial statements of AVX Corporation as of March 31, 1999 and 1998, and for the years ended March 31, 1999, 1998 and 1997, which report is included in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

Atlanta, Georgia
June 11, 1999